BRF S.A.

A Publicly Traded Company with Authorized Capital

CNPJ 01.838.723/0001-27

NIRE 42.300.034.240

CVM 16269-2

SUMMARY OF THE MINUTES OF THE 3rd /14 ORDINARY MEETING OF THE BOARD OF DIRECTORS

DATE, TIME AND PLACE: March 31, 2014 at 9:00 a.m. at Rua Hungria, 1400 – 5th floor in the city and state of São Paulo. CHAIR: Abilio Diniz, Chairman, Edina Biava, Secretary. ATTENDANCE: The majority of members. Resolutions were adopted on the following matters: 1. Divestments – The following divestments were approved: a) Animal Feed Distribution Warehouse, registration number 9978, situated at Rodovia SC 422 – Km 2.5 – Fundos – Bairro Bruno Heidrich, Taio, SC; b) Warehouse II – Chilled Products Warehouse for Export, registration number 53877; situated at Rua Sen. Attílio Fontana, 1501 – Imbocuí, Paranaguá-PR; c) Fazenda Iraci I, registration number 6458, situated at Rod. MT 344 km 3 – Zona Rural – 78840-000, Campo Verde – MT; d) Granja Irakitan, registration number 4002, situated at Vila Passo da Felicidade, s/n in Tangará-SC. 2. SPC Participation – The acquisition of units of a new SPC for the use of a Phenon 300 aircraft to replace the Phenon 100 (participation which will be sold at market value) for the purposes of transportation to the Company’s sites. 3. Approval of 20F Document and FPages for filing with the SEC/NYSE –Approval of 20F Document and FPages for filing with the SEC/NYSE – The date for simultaneous filing with the SEC and the CVM (Brazilian Securities and Exchange Commission) was approved jointly with the Fiscal Council/Audit Committee, for submission of the 20F document, including Fpages, also approved jointly with the audit company, Ernest Young, pursuant to the internal controls requirements under the Sarbanes Oxley Act. 4. Substitution on the BFPP (Private Pension Plan)- The nomination of Ely Mizrahi as President and Marcos Badollato as member was approved in substitution for Nilvo Mittanck and Fabio Mariano, respectively. 5.  Other internal Company matters. These minutes represent a summary of the full Meeting of the Board of Directors and were signed by the attending Directors.  São Paulo, March 31, 2014. ABILIO DINIZ, Chairman; SERGIO RICARDO SILVA ROSA, Vice Chairman; LUIS CARLOS FERNANDES AFONSO; LUIZ FERNANDO FURLAN; JOSÉ CARLOS REIS MAGALHÃES NETO; MANOEL CORDEIRO SILVA FILHO; PAULO ASSUNÇÃO DE SOUSA; EDUARDO MUFAREJ; WALTER FONTANA FILHO; EDINA BIAVA – Secretary.